MASTER SUPPLY AGREEMENT Maxeon Solar Technologies, Ltd. SunPower Corporation as Supplier as Customer December 31, 2022

Table of Contents Page 1. Purchase and Supply of Products 1 2. Volume Commitments 2 3. Pricing and Payment 3 4. Delivery 3 5. Product Warranties 4 6. Term and Termination 4 7. Intellectual Property and Confidentiality 5 8. Disputes and Indemnification 6 9. Restrictive Covenants 7 10. Miscellaneous 8 Exhibit A Products and Product Specifications Exhibit B Volume Commitments Exhibit C Pricing Exhibit D Product Warranty Exhibit E Module-Level Power Electronics (MLPE) Procurement & Consignment Exhibit F Exclusivity Exhibit G Delay Liquidated Damages Exhibit H Insurance Exhibit I Defined Terms (i)

MASTER SUPPLY AGREEMENT This Master Supply Agreement, dated as of December 31, 2022 (the “Effective Date”), is by and between SunPower Corporation, a corporation organized and existing under the laws of the State of Delaware, USA (“Customer”), and Maxeon Solar Technologies, Ltd., a corporation organized and existing under the laws of Singapore (“Supplier”). Customer and Supplier may also be referred to individually as a “Party” or together as the “Parties.” Capitalized terms used in this Agreement and not defined herein have the meaning prescribed to them in Exhibit I. WHEREAS, Customer, directly and indirectly, designs, markets and sells products for use by the solar industry in the Territory and provides services to solar industry customers within the Territory; WHEREAS, Supplier, directly and indirectly, designs, manufactures, markets, distributes and sells products to solar industry customers within and outside of the Territory; and WHEREAS, Supplier now wishes to sell, and Customer now wishes to purchase, photovoltaic power generation modules as set out and described in this Agreement, in each case subject to all of the terms and conditions as set out in this Agreement. NOW THEREFORE, in consideration of the forgoing, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Purchase and Supply of Products. (a) Products. The supply and purchase of the products listed in Exhibit A (collectively, the “Products”) during the Supply Period are governed by this Agreement. The Parties may only amend or supplement the list of Products in Exhibit A in writing executed by both Parties. Except as expressly provided otherwise in this Agreement, all purchases and sales of any Product shall be on a non- exclusive basis. (b) Product Specifications; Changes. The Product Specifications for each Product are set forth in Exhibit A. Any Product Change shall comply with the requirements of Exhibit D. (c) Quality Control. Supplier shall use Good Industry Practice and quality control standards in compliance with Exhibit D, applicable Law, and any certification or standard specified in the applicable Product Specifications for manufacturing the Products. (d) Module-Level Power Electronics. Customer shall manage and procure all microinverters for the Products and Supplier shall manage and procure all other module-level power electronics (the “MLPEs”) set forth in the Product Specifications, unless the Parties otherwise agree in writing. Supplier shall provide a weekly six (6) month rolling forecast to Customer of the anticipated consumption of microinverters and MLPEs and, based upon such forecasts, (i) Customer shall purchase and timely deliver the forecasted microinverters to Supplier, and (ii) Supplier shall purchase all other required MLPEs, including module-level shut-down devices. Following delivery of the MLPEs to Supplier, Supplier shall be responsible for attaching the MLPEs to the Products before delivery to Customer. The charges and costs to Customer for Supplier’s procurement and attachment of MLPE, as well as a further description of the procurement process for MLPEs, are set forth in Exhibit E. Customer warrants that all microinverters delivered to Supplier shall be compliant with the requirements in Exhibit E. Supplier warrants that it shall attach the MLPEs to the Products in accordance with the manufacturer’s instructions; however, Supplier does not provide any warranties, express or implied, related to the MLPEs, and hereby expressly disclaims all such warranties, including any warranty regarding the materials used to manufacture the MLPEs, the design or workmanship of the MLPEs, whether or not the MLPEs conform to any specifications, and fitness of the MLPEs for a particular purpose. Customer shall receive the benefit of any MLPE manufacturer warranty provided to Supplier. 2. Volume Commitments. (a) Quarterly Volume Commitments. (i) During the Supply Period, Customer agrees to purchase from Supplier or its Affiliates, and Supplier agrees to sell and supply to Customer or its Affiliates, the Products in the quantities set forth in Exhibit B. During the Supply Period, Supplier shall sell and make available for delivery the Products, and Customer shall take and pay for such Product, at a minimum, in the quantities set out in Section 1 of Exhibit B with respect to each calendar quarter, and at the prices set forth in and otherwise in accordance with and subject to the provisions of this Agreement (ii) Monthly Forecast Review. Supplier shall provide Customer with a monthly Optimized Delivery Plan (“ODP”) prior to the start of each month during the Supply Period. The ODP shall provide a minimum of 6-months forward-looking forecast of Supplier’s production capacity based on the volume commitments set forth in Section 1 of Exhibit B. Customer and Supplier shall review the ODP proposal the first week of each month to address any Customer requests related to upside production or volume mix requests at the SKU level. (iii) With respect to the Supply Period, Customer shall submit on or prior to the 1 Wednesday of each month (A) a purchase order specifying the Products to be delivered during the third (3) month thereafter, and (B) a three (3) month forecast for the Products commencing after such third (3) month. For example, Customer shall submit a purchase order and forecast to Supplier on or before October 4, 2023 for the supply of Products to be delivered in January 2024 and a forecast covering February 2024, March 2024 and April 2024. Customer and Supplier shall seek to align linear deliveries in each quarter, based on the quarterly volume commitment, such that quantities are allocated for delivery in weekly buckets throughout the quarter. Supplier shall either accept or request changes to Customer’s purchase order within five (5) business days after receipt of such purchase order. Customer shall respond to any changes requested by Supplier within five (5) business days after receipt of such changes. Subject to Section 10(d)(viii), each purchase order is binding when accepted by both Parties in writing and the delivery date set forth in such binding purchase order (as may be amended in accordance with the terms of this Agreement) shall be referred to as the “PO Delivery Date.” In the event the Parties are unable to agree on the quantity of Product for any purchase order within fifteen (15) business days from receipt of Customer’s original purchase order, the quantity shall be deemed to be thirty-three percent (33%) of the volume commitments set out in Section 1 of Exhibit B for the relevant quarter. The Parties shall work together in good faith to accommodate reasonable changes requested for any accepted purchase order (including, but not limited to, the PO Delivery Date); however, only changes to purchase orders in writing and executed by both Parties shall be binding and the volume commitment for that quarter pursuant to which the purchase order falls within shall be adjusted accordingly. st rd rd 2

(b) Purchase of Non-Conforming Product. The Parties agree and understand that certain Products are customized for Customer. Such Products may not conform to specifications in Exhibit A but still have economic value. Except as otherwise agreed, Customer shall purchase from Supplier all Products that are non-conforming products solely as a result of the module wattage being greater than or less than amounts specified in Exhibit A (“NC Products”). Customer shall purchase from Supplier all NC Products at a price adjusted as set forth in Section 2 of Exhibit C. Customer shall purchase from Supplier all NPB Products at a price equal to 80% of the price for such Product in accordance with Exhibit C. NC Products and NPB Products shall be included within the volume commitment set forth in Exhibit B. (c) Mandatory Bin Orders. Notwithstanding any provision to the contrary and subject to Exhibit B, Customer is obligated to purchase Products that cover all power bins within a Planning Family (L5) in the same proportions as Supplier’s production. 3. Pricing and Payment. (a) Pricing. The pricing for each Product delivered under this Agreement is set forth in Exhibit C. (b) Prices exclude Taxes. All pricing excludes (and Supplier shall not be liable for) any taxes imposed by the United States of America, State of California, and any agency or instrumentality thereof, except for tariffs, import and export duties, any anti- dumping or countervailing fees and penalties or duties. Each Party is responsible for all taxes that arise out of the income of such Party. (c) Payment Terms. Supplier shall submit an invoice to Customer for any month in which Supplier delivered any Product to Customer. Payment of all undisputed amounts owed pursuant to any invoice shall be due within forty-five (45) days after submission to Customer of such invoice; provided, that in the event Customer withdraws consent to an assignment of invoice (factoring), payment must be made three (3) days prior to the scheduled shipment date of any Products until Supplier has established a factoring relationship with a third party. Notwithstanding the foregoing, in the event of a Credit Change, payments for the full value of the Products (as determined pursuant to Section 3(a)) shall be made prior to delivery, unless and until Customer provides Supplier with Financial Assurance. Unless the Parties otherwise agree in writing, all payments shall be made, without setoff, by wire transfer of immediately available funds to the account designated by the payee. All payments shall be made in U.S. dollars and at the time of payment, Customer shall indicate the applicable invoices for each payment. (d) Late Payments. Notwithstanding anything to the contrary, payments that are past due by more than seven (7) days shall bear interest from the date due at the rate of 1.5% per month, subject to the maximum rate permitted by applicable Law. In the event Customer fails to pay any undisputed amount within ten (10) business days after the due date for the relevant invoice, Supplier’s receipt of payments for the full value of the Products (as determined pursuant to Section 3(a)) shall be a condition precedent to Supplier’s obligation to fulfill any issued purchase order until such past due invoices are paid. 3

4. Delivery. (a) Shipping Terms. Supplier shall deliver the Products DDP (Incoterms® 2020) to such locations and at such prices specified in Exhibit C or such other location within the contiguous United States as the Parties may otherwise agree in writing. For a change in delivery location, Customer must provide a written request to change the delivery location at least sixty (60) days prior to the anticipated shipment. Supplier shall use commercially reasonable efforts to accommodate the change in delivery location, and will invoice Customer the prices specified in Exhibit C plus the difference in costs to deliver to the new delivery location plus ten percent. Supplier shall be designated as the importer of record for U.S. customs purposes and, subject to Section 2(e) of Exhibit C, Supplier shall be responsible for payment of all import taxes, customs duties and related tariffs assessed with respect to the Products by any U.S. Governmental Authority. Title to, and risk of loss for, the Products shall pass to Customer as soon as Supplier delivers them to Customer. (b) Early Deliveries. Supplier may deliver Products up to fourteen (14) days before the specified date of delivery set forth in the relevant purchase order for such Products. (c) Delays by Supplier. Except as otherwise excused under this Agreement (including, but not limited to, a Force Majeure Event or a delay caused (directly or indirectly) by Customer), Supplier shall pay to Customer the Delay LDs, in accordance with Exhibit G, for deliveries of Product after the end of the relevant calendar month with respect to a purchase order and the Grace Period. The express remedies contained in this Section 4(c) are the sole and exclusive remedies available to Customer for any late deliveries of Product by Supplier. 5. Product Warranties. (a) Product Warranty. Supplier’s warranty obligations for each Product (except for MLPEs incorporated into the Products in accordance with Section 1(d)) are set forth in Exhibit D (the “Product Warranty”). Except for MLPEs incorporated into the Products in accordance with Section 1(d), the Product Warranty shall apply to Products supplied under this Agreement and Supplier represents and warrants to Customer that when delivered the Products were (i) new, (ii) free from defects in materials and workmanship and (iii) conform to the Product Specifications. (b) DISCLAIMER. EXCEPT FOR SECTION 5(a), TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, SUPPLIER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS. 6. Term and Termination. (a) Term. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided below, shall remain in effect until December 31, 2025 (the “Term”), unless the Parties agree in writing to extend the Term or the duration of any obligations described herein. (b) Termination. Either Party may terminate this Agreement, effective upon written notice to the other Party, if: (A) such other Party fails to observe or perform any of its obligations in this Agreement and such failure remains uncured for thirty (30) or more days after such Party receives written 4 notice from the other Party specifying the nature of the alleged breach; (B) any representation or warranty made by such other Party in this Agreement is shown to be inaccurate in any material respect; (C) such other Party voluntarily commences any proceeding or files a petition seeking liquidation, reorganization or other relief under any bankruptcy, receivership or similar Law; (D) an involuntary proceeding is commenced or petition is filed against such other Party seeking liquidation, reorganization or other relief in respect of such Party under any bankruptcy, receivership or similar Law and such proceeding or petition is not dismissed within sixty (60) days after first initiated; (E) a Party has suffered a Force Majeure Event that affects its performance of any material obligation hereunder, and such Force Majeure Event has not been alleviated to the reasonable satisfaction of such Party within one hundred and twenty (120) days after notice thereof has been delivered in accordance with Section 10(c); (F) a change in law occurs and in accordance with Exhibit C; (G) the Parties fail to reach an agreement pursuant to Section 1(d)(iv) of Exhibit C; or (H) the dissolution of either Party, except for the purpose of merger, consolidation, or reorganization where the successor expressly assumes such Party’s obligations hereunder, and such dissolution and assumption does not adversely affect the ability of the successor to perform its obligations under this Agreement. (c) Effects of Termination. Upon termination of this Agreement and without further notice, duly accepted purchase orders for the purchase of Products that are scheduled for shipment after the effective date of such termination shall continue to be in effect until completed. (d) Survival. The terms of Articles 7, 9, 10 and Sections 1(d) (with respect to the warranty for MLPEs), 8(a), 8(b), 8(c) and this 6(d) (each to the extent applicable after the Term) shall survive the expiration or termination of this Agreement for any reason. Termination or expiration of this Agreement shall not affect any rights or obligations that may have accrued to either Party prior to the effective date thereof. 7. Intellectual Property and Confidentiality. (a) Intellectual Property. Supplier and Customer shall retain ownership of all proprietary intellectual property rights owned or developed, respectively, by Supplier or Customer prior to and during the execution of this Agreement regardless of whether such intellectual property is disclosed to Supplier or Customer. Nothing in this Agreement shall result in a transfer of ownership of any Supplier or Customer intellectual property. Supplier hereby grants to Customer a limited, non-exclusive, perpetual, royalty-free and fully paid-up license, limited to the use and sale of the Products, whereby the license is transferable with the sale of the Products. (b) Confidentiality. The Party that receives any Confidential Information (the “Receiving Party”) of the other Party (the “Disclosing Party”) shall keep all such Confidential Information, in Receiving Party’s possession or reasonable control, confidential and shall not disclose any such Confidential Information to any third party without the prior written consent of the Disclosing Party. The Receiving Party shall exercise at least the same degree of care to safeguard the confidentiality of the Disclosing Party’s Confidential Information as it does to safeguard its own proprietary or confidential information, but not less than a commercially reasonable degree of care. The Receiving Party shall promptly notify the Disclosing Party in the event that the Receiving Party learns of any unauthorized use or disclosure of such Confidential Information by it or its representatives, and shall promptly take all actions necessary to correct and prevent such use or disclosure. 5

(c) Authorized Disclosure. Notwithstanding the foregoing, neither Receiving Party (nor their representatives, as applicable) shall be precluded from disclosing Confidential Information of the Disclosing Party (i) to the extent the Receiving Party is required to do so in response to a valid order by a Governmental Authority, or, to the extent it reasonably believes, on the basis of advice from outside counsel, that it is required to disclose such Confidential Information by Law; provided, however, that, in the event a Receiving Party believes it is so required to disclose another the Disclosing Party’s Confidential Information, it shall promptly provide written notice of such requirement, to the extent practicable, so that the Disclosing Party may seek an appropriate order or other action as it deems appropriate to prevent or limit such disclosure, and the Receiving Party required to make the disclosure shall use reasonable efforts to preserve the confidentiality of the Disclosing Party’s Confidential Information, including by cooperating with the Disclosing Party to obtain an appropriate order or other reliable assurance of confidential treatment; provided, further, the Receiving Party required to make the disclosure may disclose only that portion of the Disclosing Party’s Confidential Information that is legally required to be disclosed, or (ii) the Receiving Party’s agents or representatives on a need-to-know basis such Confidential Information in connection with performing the Receiving Party’s obligations under this Agreement; provided, however, the Receiving Party shall ensure, by instruction, contract, or otherwise with its representatives that such representatives comply with the provisions of this Section 7. 8. Disputes and Indemnification. (a) Dispute Resolution. (i) The Parties shall seek to settle any dispute, controversy or claim (“Dispute”) relating to this Agreement through good faith negotiations. If the Parties fail to resolve any such Dispute through good faith negotiations within thirty (30) days after one Party notifies the other Party thereof, such Dispute shall be settled through arbitration in accordance with the International Dispute Resolution Procedures of the International Centre for Dispute Resolution (ICDR). The arbitration award shall be final and binding on the Parties. The place and seat of arbitration shall be San Francisco, California, USA or such other location as the Parties may mutually agree upon in writing. The arbitration proceedings shall be conducted in English by a panel of three arbitrators who are fluent in the English language. Each Party shall have the authority to nominate one arbitrator in accordance with the ICDR rules. Following confirmation of the two Party-nominated arbitrators, the arbitrators shall select a third neutral arbitrator to serve as the presiding arbitrator. (ii) Notwithstanding the foregoing, if either Party believes the other Party has breached its obligations in Sections 7 or 9, then, in addition to any and all other rights and remedies available to such Party, it shall be entitled to seek from the arbitrators and from any court located in San Francisco County, California, USA interim or provisional injunctive or other equitable relief. A Party’s application to a court for interim or provisional injunctive or other equitable relief shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. (b) Mutual Indemnification. (i) Supplier shall indemnify, defend and hold harmless Customer, its Affiliates and its and their respective directors, officers, employees, agents and other representatives from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses (including 6 reasonable attorney’s fees) brought or maintained by any third party arising out of (1) the breach by Supplier of any representation, warranty, covenant or agreement made by Supplier in this Agreement, (2) Supplier’s tortious acts or omissions, or (3) Supplier’s violation of applicable Law or the requirements of any Governmental Authority. (ii) Customer shall indemnify, defend and hold harmless Supplier, its Affiliates and its and their respective directors, officers, employees, agents and other representatives from and against any and all damages, liabilities, claims, costs, charges, judgments and expenses (including reasonable attorney’s fees) brought or maintained by any third party arising out of (1) the breach by Customer of any representation, warranty, covenant or agreement made by Customer in this Agreement, (2) Customer’s tortious acts or omissions, or (3) Customer’s violation of applicable Law or the requirements of any Governmental Authority. (iii) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR (1) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES, OR (2) ANY LOSS OF INCOME OR PROFITS, LOST OR INCREASED PRODUCTION COSTS, SHUTDOWN OR LOSS OF PRODUCTION, LOSS OF USE, LOSS OF CONTRACT OR LOSS OF GOODWILL OR BUSINESS INTERRUPTION, ARISING FROM, OR ATTRIBUTABLE TO, THIS AGREEMENT OR THAT PARTY’S PERFORMANCE HEREUNDER, WHETHER ARISING IN CONTRACT, TORT, BY OPERATION OF LAW, OR OTHERWISE, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. (c) Limitation of Liability. Notwithstanding any other provision of this Agreement, each Party’s maximum aggregate liability to the other Party for all damages arising out of or in connection with this Agreement, whether arising in contract, tort (including negligence whether active or passive), warranty, strict liability or otherwise shall in no event exceed the amount equal to one hundred percent of the prices attributable to all Products sold under this Agreement as set forth in Exhibit B; provided, however, that the foregoing limitation of liability shall not be applicable to, and shall in no way limit each Party’s indemnity obligations pursuant to Section 8(b). (d) Insurance. Supplier and Customer shall maintain insurance throughout the Term with financially sound and reputable carriers in such amounts and against such risks as set forth in Exhibit H. 9. Restrictive Covenants. (a) Non-Solicitation. During the Term of this Agreement, neither Party shall, and each shall cause its Affiliates not to, directly or indirectly, solicit to hire any Sales Employee or otherwise induce any such Sales Employee to terminate his or her employment with the other Party or the other Party’s Affiliates; provided, however, that nothing herein shall restrict or preclude either Party or its Affiliates from making generalized solicitations for employees by use of advertisements in the media (including trade media), via the Internet, or by engaging search firms to engage in solicitations, in each case, that are not targeted or focused on employees of the other Party or its Affiliates. (b) Non-Circumvention. During the exclusivity period set out in Exhibit F and subject to the terms of Exhibit F, Supplier shall not, and shall cause its Affiliates not to, directly or 7 indirectly, attempt to circumvent Customer by contacting or entering into any discussions or contractual arrangements to sell Products to residential dealers in the Territory that have a Dealer Participation Agreement with Customer in accordance with this Section 9(b). During the relevant exclusivity period, (i) within fourteen (14) days from the Effective Date, Customer shall provide its list of dealers that are in existing supply arrangements with Customer; (ii) Customer shall provide an updated list of dealers every six (6) months from the Effective Date and at the conclusion of any relevant exclusivity period; and (iii) Supplier shall have reasonable audit rights in connection with such list. (c) M-Series Exclusivity. Supplier shall not (directly or indirectly, including through its Affiliates) sell M-Series Products to any third party for use in the Residential Market Segment within the Territory, and Customer agrees it shall not purchase any alternative products (directly or indirectly, including through its Affiliates) above the nameplate efficiencies in Exhibit F for the use, sale, or supply, in the Residential Market Segment within the Territory, in each case, in accordance with the terms and conditions in Exhibit F. (d) All other rights reserved. Except as expressly set forth in this Section 9, Supplier may market and sell, and Customer may purchase, any photovoltaic power generation device (including any Product) to or from any other third party. 10. Miscellaneous. (a) Governing Law. This Agreement, and any Disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of California, excluding its rules governing conflicts of Laws. The U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. (b) Compliance with Laws and Compliance Audits. (i) Each Party agrees at all times to comply with all applicable Laws relating to its performance under this Agreement. Each Party further agrees to make, obtain and maintain in force at all times during the Term, all filings, registrations, reports, licenses, permits and authorizations required under applicable Law. Supplier agrees at all times to comply with Supplier’s Code of Ethics and Business Conduct, located at: https://corp.maxeon.com/static-files/51fd1f5a-9ffc-402a-bedb-cf35308c0af3 and Customer’s Supplier Code of Conduct available at: https://us.sunpower.com/suppliers on the Effective Date. (ii) Each Party hereby acknowledges and agrees that the Products, as well as the Confidential Information, are subject to export controls under the Laws of the United States, including the Export Administration Regulations, 15 C.F.R. Parts 730-774. In the exercise of its rights, and the performance of its obligations under this Agreement, each Party agrees to strictly comply with all such export control Laws, and shall not export, re-export, transfer, divert, or disclose any Products or Confidential Information, or any direct product thereof, to any destination, end-use, or end-user restricted or prohibited under export controls Laws. (iii) Each Party agrees to strictly comply with all applicable foreign or domestic anti-corruption and anti-bribery Laws, as in effect from time to time, including, but not limited to, the United States Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010, and any Laws 8

intended to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively, “Anti-Corruption Laws”). Without limiting the generality of the foregoing, each Party agrees not to make, authorize, offer, promise to make, or give any money or any other thing of value, directly or knowingly indirectly, to any current or former government official or employee (including employees of a state-owned or controlled enterprise of public international organization), candidate for political office, an official of a political party, or any employee, director or consultant of a non-government client or potential client, for the purpose of securing any improper or unfair advantage, or obtaining or retaining business in connection with the activities contemplated hereunder. Each Party agrees to immediately notify the other of any request that it receives to take any action that might constitute, or be construed as, a violation of the Anti-Corruption Laws. (iv) Each Party further agrees to keep and maintain accurate books and records, in sufficient detail, to demonstrate compliance with this Agreement, including all Anti-Corruption Laws. Each Party shall keep such records in accordance with its document retention policies, but no less than three (3) years after the date of the transaction to which those records relate or longer if required by Law. Upon at least thirty (30) days’ written notice and no more frequently than once per year and at least one hundred and eighty (180) days apart, each Party shall (1) furnish the other Party with copies of reasonably requested books and records and (2) permit the other Party (and its representatives) to examine and audit all of such Party’s books and records relating to its activities under this Agreement to verify such Party’s compliance with this Agreement, and subject to restrictions implemented in good faith to (1) ensure compliance with applicable Law, (2) preserve any applicable privilege (including attorney-client privilege), or (3) comply with any applicable contractual confidentiality obligations. The costs of such examination and audit shall be borne by the requesting Party. In the event a Party is in breach of any of its representations, warranties, or covenants in this Agreement (or a Party has a reasonable basis to assert any such breach), then any such examination and audit shall be permitted upon at least twenty-four (24) hours’ written notice and, if a breach is confirmed, the costs and expenses of the examination and audit shall be the responsibility of the breaching Party. (c) Force Majeure. Notwithstanding anything to the contrary in this Agreement, neither Party shall be liable for any damages or delay suffered by the other Party due to any inability to perform any obligation hereunder, and neither Party shall be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term or provision of this Agreement, when such failure or delay is caused by or results from a cause beyond the reasonable control of the affected Party, including, without limitation, as a result of an act of God, fire, flood, storm, earthquake, explosion, pandemic, epidemic, delays in transportation, shortages of trucks or vessels, shortages of fuel, shortages of raw materials, environmental catastrophe, embargo, war, acts of war (whether war be declared or not), acts of terrorism, insurrection, riot, civil commotion, or acts, omissions or delays in acting by any Governmental Authority (including legislative, administrative, judicial, police or any other official governmental acts) (each, a “Force Majeure Event”). For the avoidance of doubt, delays in Supplier’s receipt of microinverters sourced by Customer, to the extent such delays impact the ability of Supplier to timely perform microinverter attachment services, timely supply the required volume commitments of any Product, or timely deliver any Product, shall be deemed to constitute a Force Majeure Event that affects the Supplier. The Party claiming to be affected by a Force Majeure Event shall give the other Party notice in writing of the anticipated effect of such delay within five (5) days of becoming aware of such Force Majeure Event, which notice must include a reasonably detailed 9 description of the steps that the notifying Party is taking to alleviate the problem and an estimated timeline for the Force Majeure Event. (d) General Provisions. (i) Customer shall permit the assignment of any invoice (in whole or in part) to any third party (factoring) and shall execute notices of consent and other documentation reasonably necessary to permit such assignment. Except as provided in this Section 10(d), neither Party has the right or power to assign any of its rights, or delegate the performance of any of its duties, under this Agreement without the prior written authorization of the other Party, which authorization shall not be unreasonably withheld, conditioned or delayed. (ii) The failure of either Party to assert any of its rights under this Agreement shall not be deemed to constitute a waiver of that Party’s right thereafter to enforce each and every provision of this Agreement in accordance with its terms. (iii) In the event a Party shall fail to make a payment due under this Agreement to the other Party, the other Party may offset such amounts against any payment due by the other Party under this Agreement. (iv) The subject headings of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions. (v) In the event that any provision hereof is found invalid or unenforceable pursuant to a final judicial decree or decision (or arbitration award), the remainder of this Agreement shall remain valid and enforceable according to its terms. In the event of such partial invalidity, the Parties shall seek in good faith to agree on replacing any such legally invalid provision with a provision that, in effect, shall most nearly and fairly approach the effect of the invalid provision. (vi) This Agreement is written in English. The Parties may translate this Agreement into any other language and execute counterparts thereof as so translated but, in any and all events, the English language version of this Agreement, as executed by the Parties, shall be the controlling version of this Agreement and shall prevail for all purposes. (vii) This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by fax or other electronic means shall have the same force and effect as a manual signature delivered in person. (viii) Except for changes to purchase orders and similar commercial communications between the Parties, which may be sent by e-mail or such other means as the Parties may agree, all notices and other types of communications required or permitted under this Agreement must be in writing and delivered in person or dispatched by a nationally recognized overnight courier service to the applicable Party at the address set forth below. Notices shall be deemed duly given upon receipt by the Receiving Party or upon such Party’s refusal to accept delivery. 10

If to SUPPLIER: Maxeon Americas, Inc. 1 North Street, Suite 200 San Jose, CA 95113 Attention: Chief Revenue Officer with a copy to: Maxeon Solar Technologies, Ltd. 8 Marina Blvd. #05-02 Marina Bay Financial Centre 018981 Singapore Attention: Chief Legal Officer If to CUSTOMER: SunPower Corporation 1414 Harbour Way S., Suite 1901 Richmond, CA 94804 Attention: Vice President, Supply Chain with a copy to: SunPower Corporation 1414 Harbour Way S., Suite 1901 Richmond, CA 94804 Attention: Chief Legal Officer Email: LegalNoticeSunPower@sunpower.com (ix) This Agreement, together with the Exhibits hereto and the documents delivered hereunder, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties, whether written or oral, relating to the same subject matter, including the Supply Agreement and the First Amendment to Supply Agreement. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing and signed by each Party. Approvals or consents hereunder of a Party shall also be in writing. (x) For purposes of this Agreement, the Parties shall be and shall remain independent contractors (and, in certain respects, active competitors), and this Agreement shall not be construed as establishing a general agency, employment, partnership, joint venture, coalition, alliance or any other similar relationship between the Parties with regards to the relationship created by this Agreement. In accordance with this Agreement, neither Party shall have the authority to make any statements, representations or commitments of any kind (whether express or implied) regarding the subject matter of this Agreement, or to take any action, which would be binding on any other Party or create any liability or obligation on behalf of any other Party regarding the subject matter of this Agreement, without the prior written authorization of such other Party to do so. Neither Party shall have the right to direct or control the employees of any other Party. Neither Party shall be liable for the debts, obligations or other liabilities of any other Party or of any of its agents, employees or contractors, including any costs for salaries, benefits or taxes. [Signature Page Follows] 11

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date. Customer SUNPOWER CORPORATION By: /S/ Peter Faricy Name: Peter Faricy Title: Chief Executive Officer Supplier MAXEON SOLAR TECHNOLOGIES, LTD. By: /S/ Mark W. Babcock Name: Mark W. Babcock Title: Chief Revenue Officer and Interim CEO [Signature Page to Master Supply Agreement]